Exhibit (a)(1)(J)

CaucusCom Extends Tender Offer for Metromedia

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New York, August 15, 2007 – CaucusCom Ventures L.P. has announced that it is extending its tender offer for all outstanding shares of common stock of Metromedia International Group, Inc. (Pink Sheets: MTRM) until 12:00 midnight, New York City time, on Tuesday, August 21, 2007.

As previously announced, on July 18, 2007, CaucusCom, through its wholly-owned subsidiary CaucusCom Mergerco Corp., commenced a tender offer for all outstanding shares of Metromedia common stock at a price of $1.80 per share in cash, pursuant to the definitive merger agreement between CaucusCom and Metromedia. The tender offer was originally set to expire at 12:00 midnight, New York City time, on Tuesday, August 14, 2007.

As of the close of business on Tuesday, August 14, 2007, an aggregate of approximately 44,583,308 shares of Metromedia common stock, or approximately 43.2% of Metromedia’s outstanding common shares, had been tendered into the tender offer and not withdrawn.

ABOUT CAUCUSCOM VENTURES L.P.

CaucusCom Ventures L.P. is a holding company affiliated with Salford Georgia, the local Georgian office of Salford Capital Partners Inc., an international private equity and investment management firm based in the British Virgin Islands, and Compound Capital Limited, an international private investment firm based in Bermuda. Compound is a subsidiary of Sun Capital Partners Ltd., a U.K.-based private investment firm that is not affiliated with, and has no relationship to, the U.S.-based private investment firm Sun Capital Partners, Inc.

IMPORTANT INFORMATION

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any tender offer will be made only through an Offer to Purchase and related materials. In connection with the tender offer, CaucusCom has filed a Tender Offer Statement on Schedule TO (containing an Offer to Purchase, a Letter of Transmittal and related materials) with the U.S. Securities and Exchange Commission. Stockholders of Metromedia are advised to read these tender offer materials because they contain important information. You should consider the information contained in the tender offer materials before making any decision about the tender offer or whether to tender your shares. The tender offer materials are available for free at the SEC’s website at http://www.sec.gov. The tender offer materials may also be obtained from the Information Agent for the tender offer at no cost.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements made in this press release are subject to risks and uncertainties. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects,” “intends,” “seeks” or similar expressions. In addition, any statements we may provide concerning future financial performance, ongoing business strategies or prospects, and possible future actions, including with respect to our strategy following completion of the offer and our plans with respect to Metromedia, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about Metromedia, economic and market factors and the industry in which Metromedia does business, among other things. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while CaucusCom believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release. These statements are not guarantees of future performance. All forward-looking statements included in this press release are made as of the date hereof and, unless otherwise required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors.

CONTACTS

For further information, please contact:

Sard Verbinnen & Co.

Kim Levy or Lesley Bogdanow

(212) 687-8080

Mellon Investor Services

Michael Battista or Margot Travers

(888) 823-4441 or collect: (201) 680-6578

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